Exhibit 99.1

NEWS RELEASE

Transcat, Inc. 35 Vantage Point Drive • Rochester • NY • 14624 • Phone: (585) 352-7777

IMMEDIATE RELEASE

Transcat Expands Service and Distribution Business with
Acquisition of TTE Laboratories, Inc.

Adds new Service capabilities, expands market penetration to the life sciences market and strengthens Distribution sales platform

ROCHESTER, NY, February 24, 2020 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration, repair, inspection and laboratory instrument services and value-added distributor of professional grade handheld test, measurement and control instrumentation, announced it has acquired substantially all of the assets of TTE Laboratories, Inc. (“TTE") including the URL, www.pipettes.com, effective February 21, 2020.

Founded in 1989 and based in Boston, MA, TTE provides a broad range of pipette services, from ISO 17025 and 8655 compliant calibration to repair, refurbishment or replacement, calibration management and user training, as well as selling a broad line of pipette equipment and supplies. They predominantly serve the life sciences market, including biotech and pharmaceutical, as well as R&D labs and universities. TTE has approximately $8.0 million in annual revenue, roughly split 60/40 between calibration service revenue and product sales.

“This is a synergistic opportunity that fits very well from a strategic perspective. TTE provides us important new Service capabilities in high quality pipette calibration for our targeted life sciences market and increases our presence in New England, which is one of the top life science regions in North America. We also expect TTE to strengthen our Distribution sales platform with incremental product sales through their growing e-commerce website, www.pipettes.com,” commented Lee D. Rudow, Transcat’s President and CEO. “We are very pleased to welcome the TTE team to Transcat and are excited to add their expertise to strengthen our service offerings throughout North America and to offer the full suite of Transcat calibration services and products to TTE’s customers.”

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, repair, inspection and laboratory instrument services. The Company is focused on providing best-in-class services and products to highly regulated industries, including life science, aerospace and defense, pharmaceutical, medical device manufacturing and biotechnology. Transcat provides permanent and periodic on-site services, mobile calibration services and in-house services through 21 Calibration Service Centers strategically located across the United States, Puerto Rico and Canada. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage the complementary nature of its two operating segments, its comprehensive service capabilities, strong brand, enhanced e-commerce capabilities and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize its inherent leverage of its business model.

More information about Transcat can be found at: Transcat.com.

Transcat Expands Service and Distribution Business with Acquisition of TTE Laboratories, Inc.
February 24, 2020

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the commercialization of software products, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information contact:

Michael J. Tschiderer, Chief Financial Officer	Deborah K. Pawlowski, Investor Relations
Phone: (585) 563-5766	Phone: (716) 843-3908
Email: mtschiderer@transcat.com	Email: dpawlowski@keiadvisors.com

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